Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Shareholders of
Atlantic Coast Entertainment Holdings, Inc.
We consent to the incorporation by reference in the Post-Effective Amendment No. 4 to Form S-4 on Form S-1 Registration Statement of our report dated March 11, 2005, except for Note 13 which is as of September 9, 2005 with respect to the combined statements of income, shareholders’ equity and cash flows of Atlantic Coast Entertainment Holdings, Inc. and subsidiary for the year ended December 31, 2004.
/s/ KPMG LLP
Short Hills, New Jersey
May 8, 2007